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                                                                    EXHIBIT 23.1


                         INDEPENDENT AUDITORS' CONSENT
                         -----------------------------


The Board of Directors
Apogent Technologies Inc.


     We consent to incorporation by reference in this registration statement on Form S-8 of Apogent Technologies Inc. of our reports dated November 13, 2000 (except as to footnote 19 which is as of December 11, 2000), relating to the consolidated balance sheets of Sybron International Corporation (now known as Apogent Technologies Inc.) and subsidiaries as of September 30, 1999 and 2000, and the related consolidated statements of income, shareholders' equity, and cash flows for each of the years in the three-year period ended September 30, 2000, and the related financial statement schedule, which reports appear in the September 30, 2000 Annual Report on Form 10-K of Sybron International Corporation (now known as Apogent Technologies Inc.).


/s/ KPMG LLP

KPMG LLP

Boston, Massachusetts
November 16, 2001